UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 2, 2012

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington 98021
(Address of Principal Executive Offices)

(425) 424-3324

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.             Unregistered Sales of Equity Securities.

Common Stock

Between May 2, 2012 and May 15, 2012, we sold and issued 27,678,572 shares of our common stock to seven accredited investors at a price per share of $0.0112, and received gross proceeds of $310,000 under terms of a Securities Purchase Agreement (the “Agreement”). Under terms of the Agreement, we also issued 27,678,572 three (3) year warrants with an exercise price of $0.015 per share. The exercise of these warrants is restricted both for a period of six (6) months from the date of the issuance, and until an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

                Between May 4, 2012 and May 17, 2012, we issued 10,678,571 shares of our common stock to Nolan Securities Corp. who acted as a financial advisor in connection with the placement noted above, and the placement disclosed previous on our Form 10-Q filed on May 2, 2012. We also issued 10,678,571 three (3) year warrants with an exercise price of $0.015 per share. The exercise of these warrants is restricted both for a period of six (6) months from the date of the issuance, and until an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On May 3, 2012, we issued 154,714 shares of our common stock in payment of dividends due to a holder of 11,429 shares of our Series C Preferred Stock issued in January 2012. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On May 3, 2012, we issued 1,400,000 shares of our common stock to a consultant for services rendered. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On May 15, 2012, we issued 6,000,000 shares of our common stock to in payment against a note payable valued at $60,000. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01              Other Events

Completion of Abramowitz Litigation Settlement

On May 1, 2012, we paid Paul Abramowitz, former Chairman, Director, and CEO of the Company, $53,000 which represented full and final settlement of all outstanding claims and counter-claims under litigation.

Terms of Settlement of Smith and McGovern Indemnification

On May 11, 2012, we agreed to settlement terms with James Smith, the former chairman of our board of directors and Robert J. McGovern, a former director, whereby we entered into a Settlement Agreement and Release for outstanding claims for indemnification in their defense of the Abramowitz litigation. Under the terms of the Settlement Agreement and Release, we agreed to pay an aggregate of $67,000 (the “Settlement Amount”) which is payable as follows: (i) $35,000 payable within 21 days of the Settlement Agreement and Release and (ii) $32,000 payable no later than 180 days of the Settlement Agreement and Release. Until the Settlement Amount is paid in full, we will make a best effort to pay 10% of all new investor funding received by the Company which is to be applied against the Settlement Amount. In addition, we agreed to sign a stipulated judgment in the amount of $67,000, less any amount actually paid by the Company with 5% interest charged from the date of default, to be entered only upon an event of default of the Settlement Agreement and Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  May 18, 2012